DATED: 1 APRIL 2026

COOLBIT TECHNOLOGIES LIMITED
(the "Company")

and

MR. MA FEI (馬飛)
(the "Officer")

SERVICE AGREEMENT

THIS AGREEMENT is made on 1 April 2026

BETWEEN:

(1) **Coolbit Technologies Limited,** a company incorporated in the Cayman Islands, whose registered address is situate at 5020 - 4000 No. 3 Road, Richmond, BC Canada (the "**Company**"); and

(2) **MA Fei (馬飛) ,** 5020 - 4000 No. 3 Road, Richmond, BC Canada (the "**Officer**").

NOW IT IS AGREED as follows: -

1. INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires:

"Agreement"	means this Agreement;
"Appointment"	means the appointment of the Officer as the Chief Financial Officer of the Company as provided in Clause 2;
"Board"	means the board of directors for the time being of the Company or the directors present at any meeting of the Board duly convened and held;
"Business"	means all the business and affairs of the Group from time to time;
"Confidential Information"	in relation to the Business, all information, know-how, trade secrets and records (in whatever form held), including (without limitation) all formulae, designs, specifications, drawings, data, manuals and instructions, customer and price lists, business plans and forecasts, technical or other expertise and computer software, accounting and tax records, correspondences, orders and enquiries which are confidential or not generally known;
"Contract Period"	means the period set out in Clause 3.1 and "**Contract Year**" shall mean any of the 12-month periods during the Contract Period, in each case commencing on the Effective Date or its anniversary;

"Effective Date" means **<u>1 April 2026</u>**;

"Group" means the Company and its subsidiaries;

"Material Interest" means (i) the holding of any position as director, officer, employee, consultant, partner, principal or agent or (ii) the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any recognised stock exchange.

1.2 References to Clauses, Sub-Clauses, and Schedules are references to clauses, sub-clauses and schedules of and to this Agreement.

1.3 Headings are for ease of reference only and shall not affect the construction of this Agreement.

1.4 References in this Agreement to the singular shall, where the context so requires, be deemed to include references to the plural and vice versa and references to any of the masculine feminine and neuter genders shall include the others of them.

1.5 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.6 This Agreement shall be binding on and enure to the benefit of the parties' successors in title permitted assignees and representatives.

2. APPOINTMENT

2.1 The Company appoints the Officer and the Officer agrees to serve the Company as **the Chief Financial Officer**, subject to and upon the terms set out in this Agreement.

2.2 The Officer represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties in Clause 4.

3. TERM OF THE APPOINTMENT

3.1 Subject to Clause 8, the Appointment shall be for a fixed term of three (3) years commencing from the Effective Date (inclusive of the dates on which such period commences and ends), provided always that the term of Appointment is deemed to be renewed automatically for successive terms of one (1) year each, unless and until terminated in accordance with Clause 8 below.

4. EXECUTIVE'S DUTIES

4.1 The Officer shall:

(A) serve the Company in the capacity of Chief Financial Officer with responsibility for the overall management of financial risk, overseeing financial reporting, allocating capital, identifying financial risks and developing financial controls;

(B) subject as otherwise provided herein or unless with the prior agreement of the Board, devote substantially all of his time and attention to the discharge of the duties of his office as the Chief Financial Officer of the Company and other financial positions within the Group as may be required by the Board;

(C) faithfully and diligently perform such duties and exercise such powers in relation to the Group as are consistent with his office and use his best endeavours to promote and maintain the interests and reputation of the Company and of any member of the Group;

(D) in the discharge of such duties and in the exercise of such powers, observe and comply with:

(i) the Memorandum of Continuance and Bye-laws of the Company from time to time,

(ii) all relevant rules and regulations relevant to listed issuers in the jurisdiction of listing of the Company,

(iii) all reasonable and lawful resolutions, regulations and directions from time to time made or given by the Board,

(iv) every rule of law and regulation applicable to any member of the Group and to the Officer;

(E) in pursuance of his duties hereunder perform such services for any member of the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require and to comply with all and any lawful directions and instructions from time to time made or given to him by the Board according to best of his skills and ability;

(F) not at any time make any untrue or misleading statement relating to the Company or any member of the Group;

(G) at all times keep the Board promptly and fully informed of all business of the Group for which he is responsible; and

(H) carry out his duties and exercise his powers as shall from time to time be determined by the Board.

4.2 The Officer shall work in any part of the world which the Board may from time to time require for the proper performance and exercise of his duties and powers under this Agreement.

4.3 The Officer shall if and so long as he is so required by the Company:

(A) carry out the duties of his office on behalf of any member of the Group;

(B) act as director, officer or employee of any member of the Group; and

(C) carry out such duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company.

4.4 The Officer shall use his best endeavours to ensure that the Company complies with all financial and regulatory requirements during the performance of his duties as a Chief Financial Officer.

5. REMUNERATION AND REIMBURSEMENT

5.1 During the continuance of the Appointment, unless subsequently adjusted by the Board at the recommendation of the Remuneration Committee ("**RC**"), a remuneration of **USD5,000** per month shall be payable by the Company pursuant to the Appointment under this Agreement, provided that nothing in this Agreement shall prevent the Company and/or any member of the Group from paying the Officer any other salary and/or other benefit under any other employment contract entered or to be entered into between the Group and the Officer.

5.2 The Compensation shall be reviewed by the Board and/or the RC from time to time as the Board and the RC shall think fit provided that such review shall not lead to any reduction of the Compensation set out in Clause 5.1.

5.3 The Company shall reimburse the Officer for all reasonable out-of-pocket expenses (including entertainment, subsistence and traveling expenses) incurred by the Officer in the proper performance of his duties hereunder PROVIDED THAT such expenses shall be evidenced in such manner as the Board may reasonably require.

5.4 The Officer shall be entitled to participate in such medical and life insurance policies (if any) offered by the Company subject always to the rules of the relevant scheme from time to time in force. The Officer shall be entitled to participate in the Company's discretionary annual bonus scheme. Any bonus paid by the Company is of a gratuitous nature and shall be determined by the Board of Directors in its sole and absolute discretion by reference to many factors including the performance of the Officer and the Company's financial performance.

5.5 The Company may offer share options or awards (if any) to the Officer pursuant to the terms and conditions of any share option or award scheme adopted by the Company.

5.6 The Officer shall be entitled to participate in the Mandatory Provident Fund Scheme in accordance with the Mandatory Provident Fund Scheme Ordinance.

5.7 Notwithstanding anything contained herein, the Officer shall abstain from voting and shall not be counted in the quorum in respect of any resolution regarding the amount

of compensation, monthly salary, allowance, bonus and any other benefits to the Officer.

6. CONFIDENTIAL INFORMATION

6.1 The Officer shall not at any time during the term of the Appointment or after the termination of the Appointment without limit in point of time:

(A) use or cause, permit or suffer to be used any Confidential Information for his own purpose or for any purpose other than that of the Group; or

(B) divulge or communicate or cause, permit or suffer to be divulged or communicated to any person any Confidential Information, save to those of the employees or officials of the Group whose province it is to know the same; or

(C) through any failure to exercise all due care and diligence, cause or permit or suffer to be caused any unauthorised disclosure of any Confidential Information, including (without limitation):

(i) relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers; or

(ii) in respect of which any such company is bound by an obligation of confidence to any third party; or

(iii) relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during the Appointment, including anything which by virtue of Clause 9.3 becomes the property of the Group,

provided that these restrictions shall cease to apply to any information or knowledge which (otherwise than through the default of the Officer) has become available to the public generally or otherwise required by law or any applicable legislation to be disclosed.

6.2 Since the Officer may obtain in the course of the Appointment, by reason of services rendered for or offices held in any other company in the Group, knowledge of the Confidential Information of such company, the Officer hereby agrees that he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be

appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

7. PAYMENTS DURING ABSENCE ON MEDICAL GROUNDS

7.1 The Company shall continue to pay the Officer his remuneration during any period of absence by the Officer on medical grounds up to a maximum of thirty (30) days in any period of twelve (12) consecutive months provided that the Officer shall, if required, supply the Company with medical certificates covering his period or periods of absence.

7.2 The Company may at its expense at any time, whether or not the Officer is then absent on medical grounds, require the Officer to submit such medical examinations and tests by doctors nominated by the Company and the Officer hereby authorises such doctors to disclose to and discuss with the Company and its medical advisers the results of such examinations and tests.

8. TERMINATION OF THE APPOINTMENT

8.1 The Appointment may be terminated by either party giving to the other not less than one (1) month's notice in writing to determine the same. The Company may at its sole and absolute discretion pay a proportionate amount of the Compensation in lieu of any required period of notice.

8.2 Notwithstanding any other provision of this Agreement, the Company shall (without prejudice to the other rights and remedies of the Company hereunder) be entitled to terminate the Appointment without any compensation to the Officer and without notice if the Officer shall at any time:

(A) be guilty of any grave misconduct or willful neglect in the discharge of his duties provided for hereunder;

(B) become bankrupt or have a receiving order made against him or suspend payment of his debts or compound with his creditors generally;

(C) if he resigns his office by notice in writing to the Company or if the fixed term of appointment expires without renewal;

(D) become of unsound mind or die;

(E) be guilty of conduct tending to bring himself or any member of the Group into disrepute;

(F) be prohibited by law from fulfilling his duties provided for hereunder;

(G) be convicted of any criminal offence (other than an offence which in the reasonable opinion of the Board does not affect his position as chief financial officer of the Company); or

(H) persistently refuses to carry out any reasonable and lawful order given to the Officer by the Board in the course of his appointment or persistently fails to attend to such reasonable and lawful order diligently.

8.3 The Company may, if it is advised that it is not entitled under the Employment Ordinance (Chapter 57, Laws of Hong Kong) to terminate this Agreement by immediate notice pursuant to Clause 8.2, terminate this Agreement upon the occurrence of any of the events specified in that Clause by seven (7) days' notice in writing served on the Officer and, in such event, the "agreed period" for the purpose of section 6(2)(c) of the Employment Ordinance shall be seven (7) days.

8.4 The Officer shall have no further claim against the Company for damages or other remedies by reason of termination or otherwise provided that the Company has complied with its obligations as regards notice or payment in lieu of notice under Clause 8.1 or any of the conditions set out in Clause 8.2 is satisfied and no delay or forbearance by the Company in exercising any such right of termination shall constitute a waiver of that right.

8.5 On the termination of the Appointment howsoever arising, the Officer shall:

(A) at any time and from time to time thereafter at the request of the Company resign from all office position within the Group PROVIDED THAT such resignation or resignations shall be given and accepted on the basis that it is or they are without prejudice to any claims which the Officer may have against any member of the Group arising out of this Agreement or of the termination of the Appointment; and

(B) forthwith deliver to the Company all books, documents, papers, materials, credit cards, motor cars and other property of or relating to the Business which may then be in his possession or under his power or control.

8.6 Termination of the Appointment shall be without prejudice to Clauses 6 and 9 (all of which shall remain in full force and effect notwithstanding such termination).

9. RESTRICTIONS ON THE EXECUTIVE

9.1 Unless prior written approval of the Board is obtained, the Officer unconditionally agrees that during the continuance of the Appointment and for a period of twelve (12) months thereafter, he shall not directly or indirectly in any place or country where the Group conducts business at the time the Appointment is terminated:

(A) either alone or in conjunction with or on behalf of any other person, firm, company or organisation (whether as principal, agent, employee or otherwise), employ or solicit or entice or endeavour to employ or solicit or entice away from the Company or any other member of the Group any director, manager or employee of any such company whether or not such person would commit any breach of his contract of employment by reason of leaving the service of such company;

(B) either alone or in conjunction with or on behalf of any other person, firm, company or organisation (whether as principal, agent, employee or otherwise), in competition with the Company or any other member of the Group, solicit business from any person, firm, company or organisation which at any time during the Appointment has dealt with the Company or any other member of the Group or which on the termination of the Appointment was in the process of negotiating with the Company or any other member of the Group in relation to the Business and with whom or which, during such period, the Officer has had dealings as a result of the Appointment; and

(C) compete or hold any Material Interest in any business which is or shall be directly in competition with the Business.

9.2 The Officer shall not, either during or after the termination of the Appointment, without limit in point of time, except as authorised or required by the duties herein provided:

(A) divulge or communicate to any person except to those officials of the Group whose province it is to know the same; or

(B) use for his own purpose or for any purpose other than that of the Group; or

(C) through any failure to exercise all due care and diligence, cause any unauthorised disclosure of,

any accounts, financial, business or trading information or other secret, confidential or private information,

(i) relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers; or

(ii) relating to the working of any process or invention which is carried on or used by the Group or which he may discover or make during the Appointment, including anything which by virtue of Clause 6 shall belong exclusively to the Company; or

(iii) in respect of which the Company or any other member of the Group is bound by an obligation of confidence to any third party,

but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Officer) become available to the public generally without requiring a significant expenditure of labour, skill or money.

9.3 All notes, memoranda, records, drawings, plans, writings and other documents made by the Officer in relation to the Business of the Group or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the relevant member of the Group, and the Officer shall hand the same over to the Company (or to such other company in the group as the case may require) from time to time on demand and in any event upon termination of the Appointment and the Officer shall not retain any copy thereof.

9.4 While the restrictions contained in this Clause (on which the Officer has expressly been requested to take independent advice, as the Officer hereby acknowledges) are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced, the said restriction shall apply with such modifications as may be necessary to render it valid and effective.

10. HOLIDAYS

The Officer shall (in addition to Saturdays, Sundays and normal statutory public holidays) be entitled to fourteen (14) working days paid holiday leave in each year during the continuance of the Appointment which period shall include and be aggregated with all other paid holidays to which the Officer is entitled by virtue of any other agreement with the Company. Such holidays shall be taken at such times as the Board, in consultation with the Officer, may approve. For the avoidance of doubt, for the purpose of this clause, "working day" shall mean Monday to Friday and shall exclude Saturdays and Sundays and any day of the week that is a statutory public holiday.

11. WAIVER

11.1 Time is of the essence of this Agreement but no failure or delay on the part of either party or exercise of any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy by that party.

11.2 The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

12. PREVIOUS AGREEMENTS

This Agreement shall be in substitution for and supersedes any previous agreements, arrangements or undertakings between the Group and the Officer concerning or relating to the provision of services by the Officer (whether as employee, consultant or otherwise) and any such agreements, arrangements or undertakings are hereby terminated. As from the date hereof, all the respective rights and obligations of the parties hereto shall be entirely and exclusively provided for in this Agreement.

13. NOTICES

13.1 Any notice and other communication to or upon the parties under or pursuant to this Agreement shall be in writing and shall be delivered to the respective addresses of the parties as detailed in this Agreement or as notified in writing to the other party. Such notice or other communication shall be deemed to have been duly given or made:-

(A) in the case of a communication by letter, four (4) days (if by overseas airmail) or forty-eight (48) hours (if inland) after dispatch or, if such letter delivered by hand, on the day of delivery; and

(B) in the case of communication by facsimile, when sender's facsimile system generates a message confirming successful transmission of the whole notice.

14. ASSIGNABILITY

Neither the benefits nor obligations attaching to either party hereunder may be assigned or transferred to any third party. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

15. RELATIONSHIP

None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

16. AMENDMENT

This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the parties hereto.

17. SEVERABILITY

Any provision of this Agreement which is prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

18. LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED by	)
for and on behalf of	)
COOLBIT TECHNOLOGIES LIMITED	)

SIGNED, SEALED and DELIVERED	)
by **MA FEI (馬飛)**	)
	)